Exhibit 99.2

Supplemental Operating and Financial Data September 30, 2015 (Unaudited) Island Shores Retirement Community Neenah, WI

Countryside Manor Sheboygan, WI Table of Contents Portfolio Overview . 4 Real Estate Activities 5-7 Portfolio Metrics . 8 Portfolio Diversification . 9-11 Top Ten Operators .. 12 Portfolio Maturity .. 13 Enterprise Value .. 14 Debt Maturity 15 Financial Data Summary ...... 16-17 Consolidated Statements of Income . 18 Consolidated Balance Sheets . 19 Funds from Operations .. 20-21 Glossary . 22-24 Forward-Looking Statements & Non-GAAP Information .. . 25

Board of Directors

Wendy Simpson
Chairman

Boyd Hendrickson
Lead Independent Director

James Pieczynski
Nominating & Corporate Governance Committee Chairman

Devra Shapiro
Audit Committee Chairman

Timothy Triche, MD
Compensation Committee Chairman

Leadership



Wendy Simpson
Chairman, Chief Executive Officer and President



Pam Kessler
Executive Vice President, CFO and Secretary



Clint Malin
Executive Vice President and Chief Investment Officer



Brent Chappell
Senior Vice President, Investment and Portfolio Management



Cece Chikhale
Senior Vice President, Controller and Treasurer



Mark Hemingway
Vice President of Marketing



Peter Lyew
Vice President and Director of Taxes

Analyst Coverage

BMO Capital Markets Corp	John Kim
Canaccord Genuity	Paul Morgan
Crowell, Weedon, & Co.	Doug Christopher
J.J. B. Hilliard, W.L. Lyons, Inc.	John Roberts
JMP Securities, LLC	Peter Martin
KeyBanc Capital Markets, Inc.	Jordan Sadler
Mizuho Securities USA Inc.	Rich Anderson
RBC Capital Markets Corporation	Mike Carroll
Stifel, Nicolaus & Company, Inc.	Dan Bernstein
Wells Fargo Securities, LLC	Todd Stender

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

3

Includes rental income and interest income from mortgage loans and excludes rental income from properties sold and interest income from loans that paid off during the twelve months ended September 30, 2015. Includes six development projects consisting of four MC properties with a total of 254 units, a 108-unit independent living property and an 89-unit combination ALF and MC property. Includes one school property and three parcels of land held-for-use. 4 Portfolio Overview (dollar amounts in thousands) Gross Real Property $1.155B Loans Receivable $206M Coldspring Transitional Care Center Coldspring, KY 84.8% 15.2% Type of Property Gross Investments Skilled Nursing 97 $ 692,971 50.9% $ 56,063 $ 18,496 58.6% Assisted Living 104 587,424 43.1% 44,239 1,204 35.7% Range of Care 7 43,907 3.2% 6,010 - 4.7% Under Development (2) - 26,675 2.0% - - - Other (3) 1 10,213 0.8% 1,307 - 1.0% Total 209 $ 1,361,190 100.0% $ 107,619 $19,700 100.0% Trailing Twelve Months Ended September 30, 2015 # of Properties % of Investments Rental Income (1) Interest Income (1) % of Revenues

Real Estate Activities

(dollar amounts in thousands)

Acquisitions

Acquisition Date	# of Properties	Property Type	# Beds/Units	Location	Operator	Date of Construction	Initial Cash Yield	Purchase Price	Additional Commitment [(1)]
10/22/2014	1	UDP[(2)]	66 units	Burr Ridge, IL	Anthem Memory Care	2014-2016	9.30%	$ 1,400	$ 10,848
12/5/2014	1	MC	48 units	Castle Rock, CO	Senior Lifestyle	2012	6.50%	9,800	4,000
	2		114 units					$ 11,200	$ 14,848
2/6/2015	1	UDP[(2)]	56 units	Corpus Christi, TX	Thrive Senior Living	2015	8.75%	$ 7,195	$ 6,576
2/19/2015	1	SNF	106 beds	Slinger, WI	Fundamental	2014	10.30%	13,946	1,054
2/20/2015	1	UDP[(2)]	89 units	Murrells Inlet, SC	Thrive Senior Living	2015-2016	8.75%	2,490	16,408
5/26/2015	1	UDP[(2)]	66 units	Tinley Park, IL	Anthem Memory Care	2015-2016	9.25%	702	11,185
5/29/2015	1	UDP[(2)]	108 units	Wichita, KS	Oxford Senior Living	2015-2016	7.43%	624	13,876
8/17/2015	10	ALF	891 units	WI and IL	Senior Lifestyle	1991-2009	6.50%	142,000	500
9/23/2015	1	UDP[(2)]	66 units	Murrieta, CA	Anthem Memory Care	2015-2016	9.00%	2,022	10,585
9/30/2015	1	MC	60 units	Jacksonville, FL	Clarity Pointe	2015	8.00%	14,250	2,300
10/19/2015	1	UDP[(2)]	66 units	Glenview, IL	Anthem Memory Care	2015-2017	9.00%	2,800	11,969
10/28/2015	1	OTH	118 beds	Las Vegas, NV	Fundamental	1990/1994	8.50%	9,250	3,000
	19		1,402 units/224 beds					$ 195,279	$ 77,453

(1) Commitments may include capital improvement or development allowances for approved projects, incentive payments and contingent payments.
(2) See page 7 for Development activities.

Loan Originations

Loan Date	# of Properties	Property Type	# Beds/Units	Location	Operator	Origination	Development Funding	Funded to Date	2015 YTD Revenue	Stated Interest Rate
1/30/15	1	SNF	157 beds	Grand Blanc, MI	Prestige Healthcare	11,000	-	9,500	773 [(1)]	9.4%
6/29/15	15	SNF	2,058 beds	Various cities in MI	Prestige Healthcare	40,000 [(2)]	N/A	40,000	1,378 [(3)]	9.4%
10/30/15	2	SNF	273 beds	Farmington & Howell, MI	Prestige Healthcare	20,000 [(4)]	N/A	9,500	-	9.4%
	18		2,488 beds			$ 71,000		$ 59,000	$ 2,151	

(1) Represents year-to-date mortgage GAAP interest income. We expect mortgage GAAP interest income, assuming no loan modifications, to be $1,061 for 2015.
(2) We funded additional loan proceeds of $40,000 under a mortgage loan secured by 15 SNF properties in Michigan.
(3) Represents year-to-date mortgage GAAP interest income. We expect mortgage GAAP interest income, assuming no loan modifications, to be $2,611 for 2015.
(4) Subsequent to September 30, 2015, we originated a $20,000, 30-year mortgage loan funding $9,500 at closing, with a commitment to fund $5,500 in 180 days. The $5,000 remaining commitment will be available for approved capital improvement projects. This loans bears interest at 9.41% for five years, escalating annually thereafter by 2.25.

5

Real Estate Activities

(dollar amounts in thousands)

Joint Venture

Commitment Year	Location	# of Projects	Property Type	Preferred Return	# Beds/ Units	Investment Commitment [1]	Investment to Date	Remaining Investment Commitment
2015	Various cities in AZ	4	ALF/MC/ILF	15.00% [2]	585 units	$ 25,650	$ 20,143	$ 5,507

(1) We made a preferred equity investment in an unconsolidated joint venture. We have a fair-market value purchase option to acquire the properties owned by the joint venture beginning in 2018. Refer to the 10-Q under *Note 3. Investment in Unconsolidated Joint Ventures* for more information.

(2) Currently, 5% is paid in cash and 10% is deferred. During the 3rd quarter, we stopped accruing the deferred portion of the preferred return and will recognize the deferred portion upon receipt.

Lease-Up

Date Opened	Occupancy at September 30, 2015	Commitment Year	Project Type	Location	# of Projects	Property Type	Approximate Initial Cash Lease/ Loan Yield	# Beds/Units	Total Funded
Feb-14	61%	2012	Redevelopment	Slinger, WI	1	SNF[1]	10.08%	106 beds	$ 10,600
Aug-14	83%	2013	Development	Littleton, CO	1	MC	9.25%	60 units	9,692
Nov-14	69%	2012	Development	Cold Spring, KY	1	SNF	8.50%	143 beds	22,734
Dec-14	88%	2012	Development	Frisco, TX	1	ALF/MC	9.25%	80 units	5,907
Dec-14	73%	2013	Development	Aurora, CO	1	MC	9.25%	48 units	9,216
Feb-15	51%	2013	Development	Westminster, CO	1	MC	9.25%	60 units	10,703
					6			248 units/249 beds	$ 68,852

(1) We purchased and equipped the property securing the mortgage loan for a total of $13,946 by exercising our right under this loan.



Lease-Up
Coldspring Transitional Care Center
Coldspring, KY



6

Real Estate Activities - Development

(dollar amounts in thousands)


Development Rendering
Tinley Park, IL



Estimated Rent/Interest Inception Date	Commitment Year	Project Type	Location	# of Projects	Property Type	Approximate Initial Cash Lease/Loan Yield	# Beds/ Units	Investment Commitment [1]	3Q15 Funding	Total Funded to Date	Remaining Commitment
- [2]	2015	Expansion	Mesa, AZ	1	SNF	9.00%	-	$ 5,000	$ 7	$ 7	$ 4,993
- [3]	2013	Renovation	Various cities in MI	15	SNF	9.41%	-	12,000 [3]	580	7,035	4,965
- [3]	2015	Expansion	Richmond, MI	1	SNF	9.41%	-	10,000 [3]	-	-	10,000
- [3]	2015	Expansion	Rochester Hills, MI	1	SNF	9.41%	-	10,000 [3]	-	-	10,000
- [4]	2015	Renovation	Farmington & Howell, MI	2	SNF	9.41%	-	5,000 [4]	-	-	5,000
- [5]	2015	Renovation	Las Vegas, NV	1	OTH	8.50%	-	3,000 [5]	-	-	3,000
1Q16	2015	Development	Corpus Christi, TX	1	MC	8.75%	56 units	12,182	1,220	8,666	3,516
1Q16	2014	Development	Burr Ridge, IL	1	MC	9.30%	66 units	12,248	2,318	6,361	5,887
2Q16	2015	Development	Murrells Inlet, SC	1	ALF/MC	8.75%	89 units	16,535	1,153	4,640	11,895
3Q16	2015	Development	Tinley Park, IL	1	MC	9.25%	66 units	11,887	986	2,385	9,502
4Q16	2015	Development	Wichita, KS	1	ILF	7.43%	108 units	14,500	664	1,437	13,063
4Q16	2015	Development	Murrieta, CA	1	MC	9.00%	66 units	12,606	2,733	2,733	9,873
				27			451 units	$ 124,958	$ 9,661	$ 33,264	$ 91,694
1Q17	2015	Development	Glenview, IL	1	MC	9.00%	66 units	14,769 [6]	-	- [6]	14,769
			Total	28	WA	8.93%	517 units	$ 139,727	$ 9,661	$ 33,264	$ 106,463

(1) Includes purchase of land and existing improvements, if applicable, and development commitment.

(2) Rent increases upon each funding.

(3) Commitments are part of the total loan commitment secured by 15 properties in Michigan operated by Prestige Healthcare. During 2015, we amended the loan to provide additional loan proceeds of $20,000 for the expansion projects at two of the properties securing the loan. Interest increases upon each funding.

(4) Subsequent to September 30, 2015, we originated a $20,000, 30-year mortgage loan funding $9,500 at closing, with a commitment to fund $5,500 in 180 days. The $5,000 remaining commitment will be available for approved capital improvement projects. This loans bears interest at 9.41% for five years, escalating annually thereafter by 2.25%.

(5) Subsequent to September 30, 2015, in conjunction with the acquisition, we committed to fund capital improvements of up to $3,000. Rent increases at each six month anniversary on amounts funded during that period.

(6) Subsequent to September 30, 2015, we purchased land and committed to develop a memory care property for a total commitment of $14,769. We funded $3,417, including land, leaving a remaining commitment of $11,352.

LTC REIT

7

Same Property Portfolio Statistics (1) 8 Portfolio Metrics Stabilized Owned Property Portfolio – TTM Ended June 30, 2015 Medicaid Medicare Private Pay 30.6% 17.7% 51.7% Total Portfolio Payor Source Medicaid Medicare Private Pay 47.0% 27.3% 25.7% SNF Portfolio Payor Source Owned Properties 2Q15 1Q15 2Q15 1Q15 2Q15 1Q15 Assisted Living 86.1% 86.0% 1.65 1.65 1.41 1.41 Skilled Nursing 79.5% 79.8% 2.35 2.35 1.72 1.72 Range of Care 86.5% 87.5% 1.74 1.80 1.27 1.32 (1) Information is for the trailing twelve months through June 30, 2015 and March 31, 2015 and is from property level operator financial statements which are unaudited and have not been independently verified by us. Occupancy Normalized EBITDAR Coverage Normalized EBITDARM Coverage

Skilled Nursing (97) Assisted Living (104) Schools (1) Range of Care (7) Under Development (6) Land Held-For-Use (3) 9 LTC owns or holds mortgages on 209 properties, six parcels of land under development, and three parcels of land held-for-use. Investments are in 29 states leased or mortgaged to 36 different operators. Portfolio Diversification - Geography High-Quality Portfolio Built for Long-Term Value CA WA ME 1 KY 5 NV WY MI IL AR LA WV ND NY 32 2 1 2 3 5 1 2 3 2 2 2 2 1 6 21 3 5 4 9 11 4 5 2 6 1 4 2 13 7 3 1 1 1 1 1 1 2 1 1 OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO 16 3 1 2 1 1 1 1 9 1 (as of September 30,2015)

Due to master leases with properties in multiple states, revenue by state is not available. The MSA rank by population as of July 1, 2014, as estimated by the United States Census Bureau. 10 Approximately 64% of our properties are in the Top 100 MSAs Gross Portfolio by MSA (2) (as of September 30,2015, dollar amounts in thousands) Portfolio Diversification - Geography 45.6% 18.2% 21.1% 10.8% 4.3% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA Population 20.1M – 2.1M MSAs 1 - 31 Population 2.0M – 0.5M MSAs 32 - 100 Population 0.5M – 55K MSAs >100 Population 218K – 13K Cities in a Micro-SA Population less than 100K Cities not in MSA State (1) # of Props SNF % ALF % ROC % UDP % OTH % % Texas 54 192,557 $ 27.8% 43,769 $ 7.5% 2,994 $ 6.8% 8,866 $ 33.2% - $ - 248,186 $ 18.2% Michigan 16 181,592 26.2% - - - - - - 943 9.2% 182,535 13.4% Wisconsin 10 13,946 2.0% 111,734 19.0% - - - - - - 125,680 9.2% Colorado 16 6,038 0.9% 106,879 18.2% 2,007 4.6% - - - - 114,924 8.5% Ohio 13 54,000 7.8% 44,647 7.6% - - - - - - 98,647 7.3% Florida 14 35,362 5.1% 50,363 8.6% - - - - - - 85,725 6.3% New Jersey 5 - - 61,397 10.5% - - - - 9,270 90.8% 70,667 5.2% California 4 22,130 3.2% 28,070 4.8% - - 2,736 10.3% - - 52,936 3.9% New Mexico 7 50,913 7.3% - - - - - - - - 50,913 3.7% Arizona 6 36,099 5.2% 3,211 0.5% - - - - - - 39,310 2.9% All Others 64 100,334 14.5% 137,354 23.3% 38,906 88.6% 15,073 56.5% - - 291,667 21.4% Total 209 692,971 $ 100.0% 587,424 $ 100.0% 43,907 $ 100.0% 26,675 $ 100.0% 10,213 $ 100.0% 1,361,190 $ 100.0% Gross Investment

Includes annualized GAAP rent for leased properties and interest income from mortgage loans excluding interest income from loans that paid off during the twelve months ended September 30, 2015. 11 Portfolio Diversification - Operators (as of September 30,2015, dollar amounts in thousands) Senior Lifestyle 14.0% Prestige Healthcare 13.0% Brookdale 11.2% Senior Care 8.9% Preferred Care 8.2% Carespring 5.5% Genesis 5.5% Traditions Sr Mgmt 5.1% Juniper 5.1% Fundamental 4.3% All Others 19.2% Annual Income By Operator Operators Annual Income (1) % Gross Investment % Senior Lifestyle Corporation 27 19,468 $ 14.0% 199,349 $ 14.6% Prestige Healthcare 18 17,988 13.0% 194,725 14.3% Brookdale Senior Living 37 15,574 11.2% 126,991 9.3% Senior Care Centers 9 12,336 8.9% 115,039 8.5% Preferred Care 30 11,323 8.2% 86,450 6.4% Carespring Health Care Management 3 7,635 5.5% 77,546 5.7% Genesis Healthcare 8 7,614 5.5% 54,864 4.0% Traditions Senior Management 5 7,056 5.1% 63,402 4.7% Juniper Communities 6 7,028 5.1% 86,767 6.4% Fundamental 5 5,924 4.3% 49,378 3.6% All Others 61 26,733 19.2% 306,679 22.5% 209 138,679 $ 100.0% 1,361,190 $ 100.0% # of Properties

12 Top Ten Operators Senior Lifestyle Corporation (privately held) manages 16 9 communities consisting of independent living, assisted living, memory care, skilled nursing and rehabilitative, affordable senior apartments, and short term stays in 27 states. As of September 30, 2015 , the LTC portfolio consisted of 27 assisted living p roperties in nine states, with a gross investment balance of $ 199 .3 million. Prestige Healthcare (privately held) provides skilled nursing, assisted living, and independent living services, and other rehabilitative and hea lthcare services at 68 facilities in seven states. As of September 30, 2015 , the LTC portfolio consisted of 1 6 skilled nursing properties and three parcels of land held - for - use in Michigan and two range of care properties in South Carolina with a gross investment balance of $ 194. 7 million . Brookdale Senior Living (NYSE: BKD) operates approximately 1,1 35 independent living, assisted living, and memory care communities and continuing care retirement centers, with the ability to serve approximately 11 0 ,000 residents. As of September 30, 2015 , the LTC portfolio consisted of 37 assisted living properties in nine states with a gross investment balance of $12 7.0 million. Senior Care Centers (privately held) provides skilled nursing care, memory care, assisted living, and i ndependent living servic es in 9 7 facilities exclusively in Texas. As of September 30, 2015 , the LTC portfolio consisted of nine skilled nursing properties in Texas with a gross investment balance of $ 115.0 million. Preferred Care (privately held) operates 108 facilities comprise d of skilled nursing, assisted living, and independent living facilities, as well as five specialty care facilities, in 12 st ates. As of September 30, 2015 , t he LTC portfolio consisted of 28 skilled nursing and two range of care properties in six states w ith a g ross investment balance of $8 6. 5 million. Carespring Health Care Management (privately held) provides skilled nursing, assisted living, and independent living services, and other rehabilitative and hea lthcare services at 11 facilities in two states. As of September 30, 2015 , the LTC portfolio consisted of three skilled nursing properties in two states with a gross investment balance of $7 7.5 million . Genesis Healthcare ( NYSE: GEN ) provides skilled nursing and assisted /senior living services at more than 500 facilities in 34 states . They also supply rehabilitation and respiratory therapy to more than 1,600 locations in 46 states and the District of Columbia . As of September 30, 2015 , the LTC portfolio consisted of seven skilled nursing properties and one range of care property in three states, with a gross investment balance of $ 54.9 million. Traditions Senior Management (privately held) operate s 2 6 facilities consisting of skilled nursing facilities , indep endent li ving and assisted living in six states. As of September 30, 2015 , the LTC portfolio consisted of four skilled nursing properties and one range of care property in three states with a gross investment balance of $6 3. 4 million. They also operate two skille d nursing properties under a sub - lease with Preferred Care, Inc. which is not included in the Traditions Senior Management annual income and gross investment . Juniper Communities (privately held) operates 18 facilities comprised of assisted living, memory care, independent living and skilled nursing facilities in four states. As of September 30, 2015 , the LTC portfolio consisted of six assisted living and memory care properties in three states with a gross i nvestment balance of $8 6.8 million. Fundamental (privately held ) provides skilled nursing facilities, assisted living facilities, long term acute care hospitals, hospices, outpatient clinics, behavio ral health services and other healthcare services at 7 6 locations in nine states. As of September 30, 2015 , the LTC portfolio consisted of five skilled nursing properties in three states, with a gross investment balance of $4 9.4 million.

Includes annualized GAAP rent for leased properties and interest income from mortgage loans excluding interest income from loans that paid off during the twelve months ended September 30, 2015. (As a % of Total Annual Income(1)) 13 Portfolio Maturity (as of September 30,2015, dollar amounts in thousands) 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 2015 2016 2017 2018 2019 2020 2021 2022 Thereafter 0.3% 0.9% 1.2% 6.8% 1.1% 9.8% 12.5% 0.6% 52.8% 0.0% 0.3% 0.6% 0.7% 0.3% 0.0% 0.0% 0.0% 12.1% Leases Loans % of Total % of Total Annual Income (1) % of Total 2015 388 $ 0.3% - $ - 388 $ 0.3% 2016 1,190 1.0% 407 2.1% 1,597 1.2% 2017 1,670 1.4% 840 4.4% 2,510 1.8% 2018 9,452 7.9% 933 4.8% 10,385 7.5% 2019 1,571 1.3% 370 1.9% 1,941 1.4% 2020 13,598 11.4% - - 13,598 9.8% 2021 17,392 14.6% - - 17,392 12.5% 2022 771 0.7% - - 771 0.6% 73,344 61.4% 16,753 86.8% 90,097 64.9% Total 119,376 $ 100.0% 19,303 $ 100.0% 138,679 $ 100.0% Year Rental Income (1) Interest Income (1) Thereafter

Enterprise Value

(amounts in thousands, except per share amounts and number of shares)

	No. of shares	9/30/15 Closing Price	At September 30, 2015	Capitalization
Debt				
Bank borrowings - weighted average rate 1.5% [1]			$ 165,500	
Senior unsecured notes -weighted average rate 4.7% [2]			352,467	
Total debt - weighted average rate 3.7%			517,967	25%
Equity				
Preferred stock - Series C [3]			38,500	2%
Common stock [4]	35,570,495	$ 42.67 [4]	1,517,793	73%
Total equity			1,556,293	75%
Total Market Value			**$ 2,074,260**	100%
Less: Cash and cash equivalents			(11,729)	
Enterprise Value			**$ 2,062,531**	
Debt to Enterprise Value			25.1%	
Debt & Preferred to Enterprise Value			27.0%	
Debt to Normalized EBITDA [5]			4.4x	

(1) Subsequent to September 30, 2015, we exercised the $200,000 accordion feature of our $400,000 unsecured revolving line of credit increasing the commitments under the credit facility to $600,000. Additionally, we borrowed $22,000 under our unsecured revolving line of credit. Accordingly, we have $412,500 available for borrowing.

(2) Rate includes amortization of debt issue cost. Subsequent to September 30, 2015, we locked the rate under its shelf agreement with an insurance company on $100,000 senior unsecured notes with a coupon of 4.26% and anticipate selling the notes on or about November 20, 2015.

(3) Non-traded shares. Two million shares outstanding with a face rate of 8.5% and a liquidation value of $19.25 per share, convertible into common stock on a one-for-one basis. Our Series C preferred stock is not redeemable by us.

(4) Closing price of our common stock as reported by the NYSE on September 30, 2015.

(5) See page 17 for reconciliation of normalized EBITDA for the twelve months ended September 30, 2015.

Capitalization



Common Stock
73%
Total Debt
25%
Preferred Stock
2%



Senior Care at Stephenville
Stephenville, TX

14

Subsequent to September 30, 2015, we exercised the $200,000 accordion feature of our $400,000 unsecured revolving line of credit increasing the commitments under the credit facility to $600,000. Additionally, we borrowed $22,000 under our unsecured revolving line of credit. Accordingly, we have $412,500 available for borrowing. Reflects scheduled principal payments. Subsequent to September 30, 2015, we locked rate under our shelf agreement with an insurance company on $100,000 senior unsecured notes with a coupon of 4.26% and anticipate selling the notes on or about November 20, 2015. 15 Debt Maturity (as of September 30,2015, dollar amounts in thousands) Unsecured Line 32% Senior Unsecured Notes 68% Debt Structure $- $100,000 $200,000 $300,000 $400,000 2015 2016 2017 2018 2019 2020 2021 Thereafter $0 $0 $0 $165,500 $0 $0 $0 $0 $0 $26,667 $31,167 $30,167 $27,666 $32,160 $32,160 $172,480 Unsecured Line Senior Unsecured Notes $ - $ - $ - - 26,667 26,667 - 31,167 31,167 165,500 30,167 195,667 - 27,666 27,666 - 32,160 32,160 - 32,160 32,160 - 172,480 172,480 $ 165,500 $ 352,467 $ 517,967 2021 Thereafter Total 2020 Year Unsecured Line of Credit (1) Senior Unsecured Notes (2) Total 2015 2016 2017 2018 2019

(dollar amounts in thousands) Trailing twelve months for the periods presented. 16 Financial Data Summary Balance Sheet, Leverage Ratios and Coverage Ratios 9/30/15 12/31/14 12/31/13 12/31/12 Balance Sheet Gross real estate assets $1,361,190 $1,117,167 $1,104,732 $940,176 Net real estate assets 1,114,764 892,179 884,361 740,846 Gross asset value 1,463,341 1,190,807 1,151,781 988,922 Total debt 517,967 281,633 278,835 303,935 Total liabilities 555,709 305,698 298,972 326,484 Preferred stock 38,500 38,500 38,500 38,500 Total equity 661,206 660,121 632,438 463,108 Leverage Ratios Debt to gross asset value 35.4% 23.7% 24.2% 30.7% Debt & preferred stock to gross asset value 38.0% 26.9% 27.6% 34.6% Debt to total enterprise value 25.1% 15.4% 18.1% 21.6% Debt & preferred stock to total enterprise value 27.0% 17.5% 20.6% 24.3% Coverage Ratios (1) Debt to normalized EBITDA 4.4x 2.6x 2.9x 3.7x Normalized EBITDA / interest incurred 7.1x 7.3x 7.7x 8.3x Normalized EBITDA / fixed charges 5.9x 6.0x 6.1x 6.2x

Financial Data Summary

(dollar amounts in thousands)

Reconciliation of Normalized EBITDA and Fixed Charges

	Trailing Twelve Months Ended			
	9/30/15	12/31/14	12/31/13	12/31/12
Net income	$ 76,127	$ 73,399	$ 57,815	$ 51,327
Less: Gain on sale of real estate, net	(3,819)	(4,959)	(1,605)	(16)
Add: Interest expense	15,599	13,128	11,364	9,932
Add: Depreciation and amortization	27,715	25,529	24,706	22,153
Adjusted EBITDA	115,622	107,097	92,280	83,396
Add back/(deduct):				
Non-recurring one-time items	937 (1)	-	2,687 (2)	(347) (3)
Normalized EBITDA	$ 116,559	$ 107,097	$ 94,967	$ 83,049
Interest expense:	$ 15,599	$ 13,128	$ 11,364	$ 9,932
Add: Capitalized interest	771	1,506	932	129
Interest incurred	16,370	14,634	12,296	10,061
Interest incurred	16,370	14,634	12,296	10,061
Preferred stock dividend	3,273	3,273	3,273	3,273
Fixed Charges	$ 19,643	$ 17,907	$ 15,569	$ 13,334

(1) Represents a 1% provision for loan loss reserve related to additional loan proceeds funded under an existing mortgage loan and acquisition cost of $537 related to the recent 10-property senior housing portfolio acquisition.

(2) Represents the one-time severance and accelerated restricted stock vesting charge of $707 related to the retirement of the Company's former Senior Vice President, Marketing and Strategic Planning, a $1,244 provision for loan loss reserve on a $124,387 mortgage loan origination, and an $869 non-cash write-off of straight-line rent offset by revenue from the Sunwest bankruptcy settlement distribution of $133.

(3) Represents revenue from the Sunwest bankruptcy settlement distribution.

Non-Cash Revenue Components

	3Q15	4Q15[1]	1Q16[1]	2Q16[1]	3Q16[1]
Straight-line rent	$2,607	$3,003	$2,167	$1,712	$1,608
Amort of lease inducement	(428)	(518)	(518)	(518)	(489)
Effective Interest	1,195	1,322	1,343	1,342	1,336
Net	$3,374	$3,807	$2,992	$2,536	$2,455

(1) For leases and loans in place at September 30, 2015, assuming no renewals, modification or replacement, and no new investments are added to our portfolio, except for announced acquisitions and loan originations, as previously discussed on page 5.

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(amounts in thousands, except per share amounts) 18 Consolidated Statements of Income Hillside Heights Amarillo, TX 2015 2014 2015 2014 Revenues Rental income 28,531 $ 25,098 $ 82,325 $ 75,375 $ Interest income from mortgage loans 6,117 4,213 15,777 12,445 Interest and other income 295 230 708 386 Total revenues 34,943 29,541 98,810 88,206 Expenses Interest expense 4,296 3,170 11,916 9,445 Depreciation and amortization 7,365 6,335 21,121 18,935 Provision for doubtful accounts and notes 31 40 463 77 Acquisition costs 539 2 564 22 General and administrative expenses 3,739 2,872 11,162 8,468 Total expenses 15,970 12,419 45,226 36,947 Operating Income 18,973 17,122 53,584 51,259 Income from unconsolidated joint ventures 674 - 1,543 - Gain on sale of real estate, net - - - 1,140 Net Income 19,647 17,122 55,127 52,399 Income allocated to participating securities (121) (123) (370) (343) Income allocated to preferred stockholders (818) (818) (2,454) (2,454) Net income available to common stockholders 18,708 $ 16,181 $ 52,303 $ 49,602 $ Earnings per common share: Basic $0.53 $0.47 $1.48 $1.43 Diluted $0.52 $0.46 $1.47 $1.42 Weighted average shares used to calculate earnings per common share: Basic 35,341 34,605 35,306 34,596 Diluted 37,352 36,629 37,319 36,620 Dividends declared and paid per common share $0.51 $0.51 $1.53 $1.53 (unaudited) (unaudited) Three Months Ended Nine Months Ended September 30, September 30,

(amounts in thousands, except per share) 19 Consolidated Balance Sheets December 31, 2014 December 31, 2014 (unaudited) (audited) (unaudited) (audited) ASSETS Investments: LIABILITIES Land 98,486 $ 80,024 $ Buildings and improvements 1,056,163 869,814 Bank borrowings 165,500 $ - $ Accumulated depreciation and amortization (244,361) (223,315) Senior unsecured notes 352,467 281,633 Real property investments, net 910,288 726,523 Accrued interest 2,554 3,556 Mortgage loans receivable, net of loan loss Accrued incentives and earn-outs 13,323 3,258 reserves: 2015 - $2,065; 2014 - $1,673 204,476 165,656 Accrued expenses and other liabilities 21,865 17,251 Real estate investments, net 1,114,764 892,179 Total liabilities 555,709 305,698 Investment in unconsolidated joint venture 21,143 - Investments, net 1,135,907 892,179 EQUITY Other assets: Stockholders' equity: Cash and cash equivalents 11,729 25,237 Preferred stock (1) 38,500 38,500 Debt issue costs, net 3,289 3,782 Common stock (2) 356 355 Interest receivable 3,384 597 Capital in excess of par value 720,221 717,396 Straight-line rent receivable, net of allowance for Cumulative net income 910,374 855,247 doubtful accounts: 2015 - $802; 2014 - $731 39,641 32,651 Accumulated other comprehensive income 56 82 Prepaid expenses and other assets 20,775 9,931 Cumulative distributions (1,008,301) (951,459) Notes receivable 2,190 1,442 Total equity 661,206 660,121 Total assets 1,216,915 $ 965,819 $ Total liabilities and equity 1,216,915 $ 965,819 $ (1) Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2015 - 2,000; 2014 - 2,000 (2) Common stock $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2015 - 35,570; 2014 - 35,480 September 30, 2015 September 30, 2015

Funds from Operations

(unaudited, amounts in thousands, except per share amounts)

Reconciliation of FFO, AFFO, and FAD

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
GAAP Net income available to common stockholders	$ 18,708	$ 16,181	$ 52,303	$ 49,602
Add: Depreciation and amortization	7,365	6,335	21,121	18,935
Less: Gain on sale of real estate, net	-	-	-	(1,140)
NAREIT FFO available to common stockholders	26,073	22,516	73,424	67,397
Add: Non-recurring one-time items	537 (1)	-	937 (2)	-
Normalized FFO available to common stockholders	**26,610**	**22,516**	**74,361**	**67,397**
Less: Non-cash rental income	(2,179)	(452)	(5,897)	(1,369)
(Less) add: Effective interest income from mortgage loans	(1,195)	(2)	(2,680)	38
Less: Deferred income from unconsolidated joint ventures	(421)	-	(1,000)	-
Normalized adjusted FFO (AFFO)	22,815	22,062	64,784	66,066
Add: Non-cash compensation charges	1,012	877	3,093	2,326
Add: Non-cash interest related to earn-out liabilities	96	-	205	-
Less: Capitalized interest	(184)	(474)	(481)	(1,216)
Normalized funds available for distribution (FAD)	**$ 23,739**	**$ 22,465**	**$ 67,601**	**$ 67,176**
Diluted normalized FFO available to common stockholders per share	**$0.73**	**$0.64**	**$2.06**	**$1.91**
Diluted normalized AFFO per share	$0.63	$0.62	$1.80	$1.87
Diluted normalized FAD per share	**$0.66**	**$0.63**	**$1.88**	**$1.90**

(1) Represents acquisition costs related to the recent 10-property senior housing portfolio acquisition.
(2) Represents a $400 provision for loan loss reserve related to additional loan proceeds funded under an existing mortgage loan and item (1) above.

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(unaudited, amounts in thousands, except per share amounts) 21 Funds from Operations Medilodge of Milford Milford, MI Reconciliation of FFO Per Share For the nine months ended September 30, 2014 2014 2014 Normalized FFO/AFFO/FAD available to common stockholders 74,361 $ 67,397 $ 64,784 $ 66,066 $ 67,601 $ 67,176 $ Effect of dilutive securities: Participating securities 370 343 370 343 370 343 Series C cumulative preferred 2,454 2,454 2,454 2,454 2,454 2,454 Diluted normalized FFO/AFFO/FAD assuming conversion 77,185 $ 70,194 $ 67,608 $ 68,863 $ 70,425 $ 69,973 $ 35,306 34,596 35,306 34,596 35,306 34,596 Effect of dilutive securities: Stock options 13 24 13 24 13 24 Participating securities 239 221 239 221 239 221 Series C cumulative preferred 2,000 2,000 2,000 2,000 2,000 2,000 Shares for diluted normalized FFO/AFFO/FAD per share 37,558 36,841 37,558 36,841 37,558 36,841 2.06 $ 1.91 $ 1.80 $ 1.87 $ 1.88 $ 1.90 $ Diluted normalized FFO/AFFO/FAD per share 2015 FFO AFFO FAD 2015 2015 Shares for basic FFO/AFFO/FAD per share

Glossary

Adjusted Funds From Operations ("AFFO"): FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income and deferred income from unconsolidated joint ventures.

Assisted Living Properties ("ALF"): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are senior housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs.

Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year.

EBITDA: Earnings before interest, taxes, depreciation and amortization.

Funds Available for Distribution ("FAD"): AFFO excluding the effects of non-cash compensation charges, capitalized interest and non-cash interest charges.

Funds From Operations ("FFO"): As defined by the National Association of Real Estate Investment Trusts ("NAREIT"), net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs.

GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income.

Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company's consolidated financial statements.

Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions. Gross Investment is commonly referred to as undepreciated book value.

Independent Living Properties ("ILF"): Senior housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or senior apartments.

Interest Income: Represents interest income from mortgage loans.

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Glossary

Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at senior housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time.

Memory Care Properties ("MC"): Senior housing properties offering specialized options for seniors with Alzheimer's disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents.

Metropolitan Statistical Areas ("MSA"): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population.

Micropolitan Statistical Areas ("Micro-SA"): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 (but less than 50,000) population.

Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value ("NBV").

Non-cash Rental Income: Straight-line rental income and amortization of lease inducement.

Non-cash Compensation Charges: Vesting expense relating to stock options and restricted stock.

Normalized AFFO: AFFO adjusted for non-recurring, infrequent or unusual items.

Normalized EBITDAR Coverage: The trailing twelve month's earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator's contractual lease rent. Management fees are imputed at 5% of revenues.

Normalized EBITDARM Coverage: The trailing twelve month's earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator's contractual lease rent.

Normalized FAD: FAD adjusted for non-recurring, infrequent or unusual items.

Normalized FFO: FFO adjusted for non-recurring, infrequent or unusual items.

Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time.

Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us.

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Glossary

Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us.

Private Pay: Private pay includes private insurance, HMO, VA, and other payors.

Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale).

Range of Care ("ROC"): Range of care properties consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services.

Rental Income: Represents GAAP rent net of amortized lease inducement cost.

Same Property Portfolio ("SPP"): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC's leased property portfolio. Our SPP is comprised of stabilized properties owned and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a leased property must be owned and stabilized for a minimum of 15 months if it is an acquired property, or 27 months if it is a development project, to be included in our SSP.

School: An institution for educating students which includes a charter school. Charter schools provide an alternative to the traditional public school and are generally autonomous entities authorized by the state or locality to conduct operations independent from the surrounding public school district. Laws vary by state, but generally charters are granted by state boards of education either directly or in conjunction with local school districts or public universities. Operators are granted charters to establish and operate schools based on the goals and objectives set forth in the charter. Upon receipt of a charter, schools receive an annuity from the state for each student enrolled.

Skilled Nursing Properties ("SNF"): Senior housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient's family, private health insurance, or through the federal Medicare or state Medicaid programs.

Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service.

Under Development Properties ("UDP"): Development projects to construct senior housing properties.

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This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Information This supplemental information contains certain non-GAAP information including EBITDA, normalized EBITDA, FFO, normalized FFO, normalized AFFO, normalized FAD, normalized interest coverage ratio, and normalized fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 17, 20, and 21 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www.LTCreit.com. 25 Forward-Looking Statements Founded in 1992, LTC Properties, Inc. ("LTC") is a self-administered real estate investment trust that primarily invests in senior housing and long-term care properties through facility lease transactions, mortgage loans, and other investments. Our primary objectives are to create, sustain and enhance stockholder equity value and provide current income for distribution to stockholders through real estate investments in senior housing and long-term health care properties managed by experienced operators. Our primary senior housing and long-term health care property types include skilled nursing properties (or SNF), assisted living properties (or ALF), independent living properties (or ILF), memory care properties (or MC), and combinations thereof. To meet these objectives, we attempt to invest in properties that provide opportunity for additional value and current returns to our stockholders and diversify our investment portfolio by geographic location, operator, property type and form of investment. For more information on LTC, visit the Company’s website at www.LTCreit.com.

Corporate Office 2829 Townsgate Road, Suite 350 Westlake Village, CA 91361 www.LTCreit.com Investor Relations Investor.Relations@LTCreit.com 805-981-8655